UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

DanDrit Biotech A/S

Fruebjergvej 3 Box 62

2100 Copenhagen, Denmark

(Address of principal executive offices)

+45-39179840

(Registrant’s telephone number, including area code)

Delaware	000-54478	45-2559340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2016, DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) to acquire certain assets and liabilities of OncoSynergy, Inc. (“OncoSynergy”), a privately-held Delaware corporation that develops novel oncology drug candidates. The purchase price for the acquisition consists of (i) a number of shares of common stock, par value 0.0001 (“Common Stock”) of the Company equal to the number of shares of Common Stock outstanding immediately prior to the closing of the acquisition (the “Consideration Shares”), and (ii) derivative securities (including any option, right, warrant, call, convertible security, right to subscribe, conversion right or other agreement or commitment immediately outstanding prior to the closing, if any), of like tenor, exercisable or convertible into a like number of shares of Common Stock, and having rights, preferences, terms and conditions consistent in all respects with such outstanding derivative securities. Immediately following the closing, OncoSynergy will hold 50% of the capital stock of the Company on a fully diluted basis, assuming the exercise or conversion in full of all outstanding derivative securities of the Company.

The acquisition is subject to approval from the Company’s shareholders and certain other conditions, including the receipt of equity capital in an amount not less than $3.0 million by each of the Company and OncoSynergy. In addition, the Company will make employment offers to certain OncoSynergy employees in connection with the consummation of the acquisition. Following the completion of the acquisition, the Company will, subject to shareholder approval, change its name. Pursuant to the terms of the Purchase Agreement, the acquisition must be completed by October 31, 2016 unless otherwise agreed to by the Company and OncoSynergy.

The Purchase Agreement also contains customary representations and warranties of the parties. Such representations and warranties are made solely for purposes of the Purchase Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Purchase Agreement and may have been qualified by disclosures that were made in connection with the parties’ entry into the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement described above in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, the Company has agreed to deliver the Consideration Shares to OncoSynergy at the closing of the acquisition, subject to the satisfaction of the closing conditions set forth in the Purchase Agreement. The issuance of the Consideration Shares by the Company to OncoSynergy will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the regulations promulgated thereunder.

Item 8.01	Other Events.

On April 5, 2016, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement by and between OncoSynergy Inc. and DanDrit Biotech USA, Inc., dated April 4, 2016 (excluding appendices and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request, pursuant to the provisions of Regulation S-K, Item 601(b)(2))

99.1	Press release dated April 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

By:	/s/ Eric J. Leire
Eric J. Leire
Chief Executive Officer

Date: April 5, 2016